Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Atossa Therapeutics, Inc.

Seattle, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-250820 and 333-223949), Form S-3 (No. 333-255411, 333-254548, 333-252335, 333-248555, 333-192390 and 333-220572), and Form S-8 (No. 333-254905, 333-185625 and 333-193952) of Atossa Therapeutics, Inc. of our reports dated February 28, 2022, relating to the consolidated financial statements and the effectiveness of Atossa Therapeutics, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Seattle, Washington
February 28, 2022